PROXY                                   The shares of Class A Common
This proxy is solicited on              Stock represented by this
behalf of the Board of                  proxy card will be voted as
Directors                               directed below.  Where no
                                        direction is given, such
                                        shares will be voted FOR each
                                        proposal and in accordance
                                        with the judgement of the
                                        proxies or either of them with
                                        respect to any other matter
                                        which may come before the meeting.


Please mark your vote in this manner.  X

Mark only one vote for each item.

Item 1 Elect Board of Directors (see reverse for names of nominees)

         Vote FOR all nominees except: ________________

         ____ For   ____ Withhold authority for all nominees

Item 2   Approval of the 1996 Nu Skin Asia Pacific, Inc. Stock
         Incentive Plan

         ____ For   ____ Against     ____ Abstain

Item 3   Ratification of appointment of Price Waterhouse LLP as
         Independent Accountants for the year ending December 31,
         1997

         ____ For   ____ Against     ____ Abstain


Please sign your name(s) exactly as printed hereon. If signing as attorney, administrator executor, guardian, or trustee, please give full title as such.


_______________________________________
Signature of Stockholder           Date


_______________________________________
Signature of Stockholder           Date






                             SIGN, DETACH AND RETURN

                  Please held us eliminate duplicate mailings.
         Nu Skin Asia Pacific, Inc. is required to send an Annual Report to every stockholder. If you have multiple accounts with the same address, please help us reduce costs by directing us to discontinue mailing future Annual Reports to one or more
                                    accounts.

          It is important that your proxy be signed, dated and returned promptly. Therefore you are urged to complete, detach and return the accompanying proxy in the enclosed envelope.






Nu Skin Asia Pacific, Inc.
Annual Meeting of Stockholders


                                                Provo Park Hotel
                                                101 West 100 North
                                                Provo, Utah 84601


                                                May 15, 1997
                                                Ballroom opens at 3:30 p.m.
                                                Meeting begins at 4:00 p.m.